UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2024
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer

On May 11, 2024, the board of directors (the “Board”) of Marathon Petroleum Corporation (the “Company”) appointed Maryann T. Mannen as Chief Executive Officer of the Company, effective August 1, 2024. In this capacity, she will be the Company’s principal executive officer. Ms. Mannen will succeed Michael J. Hennigan, who will cease to serve as the Chief Executive Officer of the Company effective August 1, 2024.

Also effective August 1, 2024, Mr. Hennigan has been elected Executive Chairman of the Board, and current Chairman of the Board John P. Surma has been elected Lead Director. In electing Mr. Hennigan Executive Chairman, on May 11, 2024, the Board approved an extension of his continued service as an executive officer of the Company. As a result, the mandatory retirement policy, that otherwise requires the retirement of an executive officer coincident with, or immediately following, the first of the month after reaching age 65, has been waived indefinitely as to Mr. Hennigan.

Ms. Mannen, 61, has served as the Company’s President since January 1, 2024, and will continue as President in addition to her role as Chief Executive Officer. She previously served as Executive Vice President and Chief Financial Officer since January 25, 2021. She has also served as a member of the board of directors of MPLX GP LLC (“MPLX”), the general partner of MPLX LP and an indirect, wholly owned subsidiary of the Company, since February 1, 2021, and, effective August 1, 2024, has been appointed as the President and Chief Executive Officer of MPLX. Before joining the Company, Ms. Mannen served as Executive Vice President and Chief Financial Officer of TechnipFMC (a successor to FMC Technologies, Inc.), a global leader in subsea, onshore/offshore and surface projects for the energy industry, since 2017, having previously served as Executive Vice President and Chief Financial Officer of FMC Technologies, Inc. since 2014, Senior Vice President and Chief Financial Officer since 2011, and in various positions of increasing responsibility with FMC Technologies, Inc. since 1986. Ms. Mannen serves on the board of directors of Owens Corning, where she has served as the audit committee chair since 2019.

Mr. Hennigan's current annual base salary as the Company’s Chief Executive Officer is $1,750,000, and his current target bonus opportunity under the Company’s annual cash bonus (“ACB”) program is equal to 165% of his base salary. His actual bonus is based on performance relative to the performance goals established under the ACB program. Mr. Hennigan's target award value under the Company’s long-term incentive ("LTI") program was $14,800,000 for 2024. Ms. Mannen's current annual base salary as the Company’s President is $1,050,000, and her current target bonus opportunity under the Company’s ACB program is equal to 120% of her base salary. Her actual bonus is based on performance relative to the performance goals established under the ACB program. Ms. Mannen's target award value under the Company’s LTI program was $5,000,000 for 2024. Descriptions of the ACB and LTI programs are included in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders, filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2024 (the “2024 Proxy Statement”). Mr. Hennigan and Ms. Mannen will also continue to be eligible to participate in the Company’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability and retirement and severance benefits plans, descriptions of which are included in the 2024 Proxy Statement.

As the new roles of Mr. Hennigan as Executive Chairman and Ms. Mannen as Chief Executive Officer are not effective until August 1, 2024, any associated compensation adjustments have not been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing any associated compensation adjustments when they are determined.

Election of Director

On May 11, 2024, the Board increased the size of the Board to fourteen members and elected Ms. Mannen as a director of the Company, with such increase and election effective August 1, 2024. Ms. Mannen was appointed to serve on the Board’s Sustainability and Public Policy Committee, also effective August 1, 2024. As an officer of the Company, Ms. Mannen will not receive compensation for her services as a member of the Board.

Other than with respect to the employment and compensation matters described above, there are no arrangements or understandings between Ms. Mannen and any other persons pursuant to which Ms. Mannen was appointed as the Company’s Chief Executive Officer or as a member of the Board. There are no family relationships between Ms. Mannen and any director or executive officer of the Company, and Ms. Mannen has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events
On May 13, 2024, the Company issued a press release announcing the leadership changes reported above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Marathon Petroleum Corporation on May 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: May 13, 2024	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary